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                                                                   EXHIBIT 2.1.1




                          Certificate of Amendment of
                           Articles of Incorporation
                                       of

                      AMERICAN DIVERSIFIED HOLDINGS, INC.

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST: The name of the Corporation is American Diversified Holdings, Inc.

SECOND: The Board of Directors of the Corporation duly adopted the following resolutions on March 27, 1997:


         RESOLVED, that it is advisable in the judgment of the Board of Directors of the Corporation that number of authorized shares be increased, and that in order to accomplish the same, Article third the Articles of Incorporation be amended to read as follows:


         "THIRD: The corporation is authorized to issue two classes of common stock, to be designated as "voting" and "non-voting." The total number of voting shares authorized is 1,000,000, all of which are without nominal or par value, and are designated as Voting Common Stock. The total number of non-voting shares authorized is 1,000,000, all of which are without nominal or par value, and are designated as Non-Voting Common Stock."

         FURTHER RESOLVED, that a special meeting of stockholders having voting power be and it is hereby called and that notice be given in the manner prescribed by the Bylaws of the Corporation and by Nevada Revised Statutes, Title 7, Chapter 78, unless the said stockholders shall waive the notice of meeting in writing or unless all of said stockholders shall dispense with the holding of a meeting and shall take action upon the proposed amendments by a consent in writing signed by them; and



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     FURTHER RESOLVED, that, in the event that the said stockholders shall adopt the aforesaid proposed amendments by a vote to favor thereof by at least a majority of the voting power or by a written consent in favor thereof signed by all of them without a meeting, the Corporation is hereby authorized to make by the hands of its President or a Vice President and by its Secretary or an Assistant Secretary a certificate setting forth the said amendments and to cause the name to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 72.

THIRD: The total number of outstanding shares having voting power of the corporation is 1,000,000, and the total number of votes entitled to be cast by
the holders of all of said outstanding shares is            .

FOURTH: The holders of all of the aforesaid total number of outstanding shares having voting power, to wit, shares, dispensed with the holding of a meeting of stockholders and adopted the amendments herein certified by a consent in writing signed by all of them in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.
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Signed on March 27, 1997.




                                        AMERICAN DIVERSIFIED HOLDINGS, INC.

                                   By: /s/ PETER HARTMANN
                                       ------------------------------------
                                       Peter Hartmann, President


                                       /s/ WILLIAM SMITH
                                       ------------------------------------
                                       William Smith, Secretary




STATE OF CALIFORNIA    )
                       )  SS.:
COUNTY OF              )

On March 27, 1997, personally appeared before me, a Notary Public, for the State and County aforesaid, Peter Hartmann, as President of American Diversified Holdings, Inc. and William Smith as Secretary of American Diversified Holding, Inc. who acknowledged that they executed the above instrument.



                                              /s/ MARIA P. HOLANDEZ
                                       ------------------------------------
                                                  Notary Public




                                        See Attached
                                        "California All-Purpose Acknowledgment"

[Notarial Seal]
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CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT


State of California
         ----------

County of San Diego
          ---------

On March 31, 1997 before me, MARIA P. HOLANDEZ, Notary Public
   --------------            --------------------------------
        Date                    Name and Title of Officer
                             (e.g., "Jane Doe, Notary Public")

personally appeared WILLIAM SMITH AND PETER HARTMANN
                    --------------------------------
                                  ???? of ????

[X] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) are subscribed to the within
                                        instrument and acknowledged to me that
                                        they executed the same in their
                                        authorized capacity(ies), and that by
                                        their signature(s) on the instrument the person(s) or the entity upon behalf of
[SEAL]                                  which the person(s) acted, executed the
                                        instrument.

                                        WITNESS my hand and official seal.

                                        /s/ MARIA P. HOLANDEZ
                                        ----------------------------------------
                                               Signature of Notary Public

----------------------------------- OPTIONAL -----------------------------------

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and ???? of this form to another another document.

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document ______________________________________________________

Document Date: __________________________________ Number of Pages: _____________

Signer(s) Other Than Named Above: ______________________________________________

CAPACITY(IES) CLAIMED BY SIGNER(S)

Signer's Name: ________________________      Signer's Name: _______________________

[ ] Individual                               [ ] Individual
[ ] Corporate Officer                        [ ] Corporate Officer
    Title(s): _________________________          Title(s): _________________________
[ ] Partner -- [ ] Limited [ ] General       [ ] Partner -- [ ] Limited [ ] General
[ ] Attorney-in-Fact         __________      [ ] Attorney-in-Fact         __________
[ ] Trustee                     Right        [ ] Trustee                     Left
[ ] Guardian or Conservator  Thumbprint      [ ] Guardian or Conservator  Thumbprint
[ ] Other: ________________      of          [ ] Other: ________________      of
                               Signer                                       Signer
                            Top of thumb                                 Top of thumb
                                here                                         here
    _______________________  __________          _______________________  __________


Signer Is Representing:                      Signer Is Representing:

___________________________                  ___________________________

___________________________  __________      ___________________________  __________
illegible